UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 14, 2023 (December 11, 2023)

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware			001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street,	Reston,	Virginia		20190
(Address of principal executive office)				(Zip Code)

 (571) 526-6000
(Registrants' telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2023, the Board of Directors (the "Board") of Leidos Holdings, Inc. (the "Company") increased the size of the Board to 13 members and elected Vice Admiral (Retired) Nancy Ann Norton as a Director of the Company, effective January 1, 2024. A copy of the press release announcing Ms. Norton’s election is attached to this report as Exhibit 99.1.

The Board has determined that Ms. Norton is independent and meets the applicable independence requirements of the New York Stock Exchange. Ms. Norton will receive compensation for her service as a non-employee member of the Board in accordance with the standard compensatory arrangements for non-employee members of the Board as described in the Company’s proxy statement filed on March 15, 2023. Ms. Norton has not been appointed to any Board committees at this time.

There are no arrangements or understandings between Ms. Norton and any other person pursuant to which Ms. Norton was selected as a director, and there are no transactions in which the Company is a party and in which Ms. Norton has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On December 11, 2023, the Board appointed Daniel A. Atkinson IV, age 45, as the Company's Senior Vice President, Chief Accounting Officer and Corporate Controller, to be effective upon the filing of the Company's Annual Report on Form 10-K for the year ended December 29, 2023 (the "Effective Date"). Previously, Mr. Atkinson served as the Company's Assistant Corporate Controller since June 2021. Mr. Atkinson brings over 20 years of experience leading large teams in a number of different industries and has extensive proficiency in accounting, auditing, financial reporting and accounting information systems. Before joining Leidos, Mr. Atkinson was Director of Technical Accounting and Revenue Recognition at Booz Allen Hamilton from April 2018 until June 2021. He also held key leadership roles within the controller's organization at CSRA, Inc. from October 2016 to April 2018.

Beginning January 8, 2024, Mr. Atkinson will receive a base salary of $340,000 per year and participate in the Company’s annual incentive plans for executive officers as further described in the Company’s most recent annual proxy statement, with a target cash bonus of 50% of his annual base salary. He will receive an annual equity award for fiscal year 2024 as part of the Company’s annual equity award program with a grant date fair value of $204,000, which is expected to consist of 50% performance share awards, 30% performance restricted stock units and 20% stock options, in each case subject to the applicable vesting terms (including performance vesting terms) further described in the Company’s most recent annual proxy statement. All equity grants will be made under the Amended and Restated 2017 Omnibus Incentive Plan. Mr. Atkinson will also be eligible to participate in other benefit plans consistent with the Company’s other executives.

Carly E. Kimball will continue to serve as the Company's Chief Accounting Officer and Corporate Controller until the Effective Date, in addition to her new role as Chief Performance Officer, which will be effective January 1, 2024.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99.1	Press Release dated December 14, 2023, issued by Leidos Holdings, Inc.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

Date:	December 14, 2023	By:	/s/ Jerald S. Howe, Jr.
Jerald S. Howe, Jr.
		Its:	General Counsel and Corporate Secretary